EXHIBIT 10.38

iv





                MANAGEMENT SERVICES AGREEMENT




                           BETWEEN




             Rodney A. Gray, D.D.S., M.S., Ltd.
                       (the "New PC")

                             AND


                 Omega Orthodontics of Reno, Inc.
                         (the "MSO")

                             AND

                  Omega Orthodontics, Inc.
                          ("OMEGA")

                MANAGEMENT SERVICES AGREEMENT


                      TABLE OF CONTENTS



ARTICLE  1 TERM                                            2


ARTICLE  2 DUTIES OF THE MSO                               2

2.1 General                                                2
2.2 Endodontic Office Services                             2
2.3 Administrative Services                                2
2.4 Business Systems, Procedures and Forms                 3
2.5  Purchasing,  Accounts Payable, Supplies  and  Inventory
Control                                                    3
2.6 Regulatory Compliance Services                         4
2.7 Billing, Collection                                    4
2.8 Disbursement of Funds                                  4
2.9 MSO Expenses                                           5
2.10 Credit Reports                                        6
2.11 Accounting; Bookkeeping and Reports                   7
2.12 Marketing                                             7
2.13 Complaints                                            7
2.14 Practice Laws                                         7
2.15 Monthly Meetings                                      7
2.16 Maintenance and Cleaning Services                     7
2.17 Licenses and Permits                                  7
2.18 Insurance                                             8
2.19 Practice Transition and Associate Selection           8


ARTICLE  3 DUTIES OF THE NEW PC                            9

3.1 General                                                9
3.2  Employment of the Endodontists and Rendering of Patient
Care                                                       9
3.3 Professional Services                                  9
3.4 Records                                                9
3.5 Professional Expenses                                 10
3.6 Professional Liability Insurance                      10
3.7 Employment Agreement                                  11
3.8 Confidentiality                                       11


ARTICLE   4  PROFESSIONAL SERVICES, CONTROL OF SOLICITATION,
APPROVAL OF ADVERTISING MATERIAL AND NO RECIPROCATION     12


ARTICLE  5 LEASE OF OFFICE FACILITIES AND EQUIPMENT       12
5.3.  No Warranty.                                        15


ARTICLE  6 COMPENSATION                                   15


ARTICLE  7 SECURITY INTEREST                              16


ARTICLE  8 COVENANTS                                      17

8.1 New PC's Covenants                                    17
8.2 MSO's Covenants                                       18


ARTICLE 9 INSURANCE AND INDEMNITY                         18

9.1 Insurance to be Maintained by the New PC.             18
9.2 Insurance to be Maintained by the MSO                 18
9.3 Tail Insurance Coverage                               18
9.4 Additional Insureds                                   18
9.5 Indemnification                                       19

ARTICLE  10 TERMINATION                                   19

10.1 Termination by the New PC                            19
10.2 Termination by MSO                                   20

ARTICLE  11 AUTHORIZED AGENT AND POWERS OF ATTORNEY       20

ARTICLE  12 INDEPENDENT CONTRACTOR RELATIONSHIP           21

ARTICLE  13 MISCELLANEOUS                                 21

13.1 Access to Records                                    21
13.2 Patient Records.                                     21
13.3 The New PC's Control Over the Endodontic Practice    22

ARTICLE 14 ALTERNATIVE DISPUTE RESOLUTION                 22

14.1 Alternative Dispute Resolution                       22
14.2 Waiver of Jury.                                      23

ARTICLE  15 GENERAL PROVISIONS                            23

15.1 Notices                                          Error!
15.2 Confidentiality                                      21
15.3 Contract Modifications for Prospective Legal Events  21
15.4 Remedies Cumulative                                  21
15.5 No Obligation to Third Parties                       21
15.6 Entire Agreement                                     21
15.7 Assignment.                                          21
15.8 Attorneys' Fees                                      22
15.9 Governing Law                                        22
15.10 Events Excusing Performance                         22
15.11 Compliance with Applicable Laws                     22
15.12 Language Construction                               22
15.13 Amendments                                          22
15.14 Severability.                                       22
15.15 No Waiver                                           22
15.16 Captions                                            23
15.17 Counterparts                                        23


SCHEDULE 1 THE ENDODONTISTS

SCHEDULE 2 ENDODONTIC OFFICES AND SERVICES

SCHEDULE 3 COMPENSATION - MANAGEMENT FEES

EXHIBIT A ENDODONTIC OFFICES - MASTER LEASE

EXHIBIT B PRACTICE PROVIDERS

EXHIBIT C NEW PC'S AFFIDAVIT

EXHIBIT D SECURITY AGREEMENTS

EXHIBIT E ALTERNATIVE DISPUTE RESOLUTION PROCEDURES
                MANAGEMENT SERVICES AGREEMENT

         THIS AGREEMENT is made effective as of this 1st day of January, 1998, by and between Rodney A. Gray, D.D.S., M.S., Ltd., a professional corporation (the "New PC") incorporated under the laws of the State of Nevada (the "State"), and Omega Orthodontics of Reno, Inc., a Delaware corporation (the "MSO"), and Omega
Orthodontics, Inc., a Delaware corporation ("OMEGA").

         WHEREAS, OMEGA provides professional management and marketing services to endodontic and other dental specialty practices in the United States, which services include providing practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of such practices and are provided directly or indirectly through management service organizations such as the MSO;

         WHEREAS, OMEGA and Rodney A. Gray, D.D.S. ("Dr. Gray") who is duly licensed to practice endodontics in the State have entered into that certain Affiliation Agreement and Asset Purchase Agreement (the "Affiliation Agreement") dated as of January 1, 1998, pursuant to which OMEGA acquired certain assets of Dr. Gray;

         WHEREAS, the New PC owns and operates an endodontic practice with offices located in the facilities identified in Exhibit A (the "Endodontic Offices") and furnishes endodontic care to the general public through the services of Dr. Gray and any and all other Endodontists who are or become affiliated with the New PC as  of  or  following  the date hereof  and  who  are  or  become
subsequently  named  on  Schedule  1  hereto  (individually,   an
"Endodontist" and collectively, the "Endodontists");

         WHEREAS, the MSO was formed and acquired to provide equipment,
facilities   and  personnel to, and to manage the  non-endodontic
business affairs of, the New PC;

          WHEREAS, the MSO's services are designed to improve the efficiency and profitability of the New PC while enhancing the ability of Dr. Gray and the Endodontists (if any) to render quality endodontic care to the patients of the New PC;

         WHEREAS, the New PC wishes to retain the MSO to perform the functions and to provide the services described in this Agreement to assist the New PC to achieve the above goals.

          NOW, THEREFORE, IT IS AGREED that the MSO shall perform managerial and administrative services for the New PC and provide office space and endodontic facilities appropriate for rendering general endodontic treatment at the Endodontic Offices upon the following terms and conditions:


                         ARTICLE  1
                            TERM

         1.1 The initial term of this Agreement shall commence on the date first above written and continue for a period of twenty (20)
years   (the  "Initial  Term"),  subject,  however,  to   earlier
termination in accordance with Article 10 hereof. This Agreement shall continue for two separate and successive ten year periods (each a "Renewal Term" and collectively with the Initial Term, the "Term") unless the MSO otherwise elects upon six months written notice to the New PC prior to expiration of the Initial
Term or any then effective Renewal Term.

                         ARTICLE  2
                      DUTIES OF THE MSO

          2.1   General.  The MSO shall provide the New  PC  with
comprehensive practice management, financial and marketing services, and such facilities, equipment, and support personnel as are reasonably required by the New PC to operate its endodontic practice at the Endodontic Offices, as determined by the MSO in consultation with the New PC. The New PC hereby appoints the MSO as the sole and exclusive business manager of the New PC and agrees that the MSO shall have all power and authority reasonably necessary to manage the non-endodontic business affairs of the New PC and carry out the MSO's endodontic duties under this Agreement, subject to the requirements of the applicable provisions of State law relating to the practice of endodontics. The MSO may perform some or all of its services at a location other than at the Endodontic Offices.

         2.2 Endodontic Office Services. The MSO shall provide or arrange for the provision of the office space and related leasehold improvements to constitute the Endodontic Offices and related fixtures, furniture, furnishings, equipment and related
services   (collectively,  the  "Endodontic   Office   Services")
described in Schedule 2 hereto, as such Schedule may be amended by the New PC and the MSO from time to time. The MSO shall be responsible for all repairs, maintenance and replacement of the
Endodontic   Offices   including  such  leasehold   improvements,
fixtures,  furniture,  furnishings  and  equipment,  except   for
repairs,   maintenance  and  replacement  necessitated   by   the
negligence of the New PC, its employees and agents (not including the MSO or its employees or agents). The MSO shall, on an ongoing basis, evaluate and consult with the New PC on the equipment needs of and the efficiency and adequacy of the Endodontic Offices. The MSO shall provide telephone, facsimile transmission, printing, duplicating and transcribing services as needed, as well as all laundry, linen and uniforms.

         2.3  Administrative Services.

         (a) The MSO shall supply secretarial, reception, maintenance, front office, skilled assistants and other personnel, except duly licensed "Practice Providers," during normal office hours as reasonably requested by the New PC, to enable the New PC to perform effectively endodontic and treatment services. The MSO shall  be  responsible for staff scheduling,  provided,  however, that all Practice Providers including endodontic assistants and hygienists shall be under the direct supervision of the New PC.
The New PC shall have sole authority to employ and terminate the employment of all Practice Providers. All personnel placed in the Endodontic Offices by the MSO shall be subject to the approval of the New PC, which approval shall not be unreasonably withheld, and the New PC shall have the authority to instruct the
MSO  to terminate the employment of such personnel for any lawful
reason.   The  MSO shall be responsible for all personnel  wages,
withholding, fringe benefits, bonuses and workers' compensation insurance in connection with its employees; provided, however, that the New PC is in full compliance with the compensation provisions of this Agreement.

         (b) "Practice Providers" shall mean the individuals who are duly licensed to practice dentistry and/or endodontics in the State including Dr. Gray and the Endodontists (if any) and other individuals who are employees of the New PC or otherwise under contract with the New PC to provide dental or endodontic, hygienic or other assistance or services to patients of the New
PC or otherwise required by applicable "Laws" (as defined in Section 2.6 below) to be employees of the New PC to provide services to patients of the Practice. A list of all Practice Providers and their relationship to the New PC is set forth as Exhibit B attached hereto and incorporated herein by reference. Prior to making any changes in the list of Practice Providers, the New PC shall use its best efforts to consult with the MSO.
The New PC also shall use its best efforts to consult with the MSO with regard to the terms of contracts entered into between the New PC and the Practice Providers and the terms and conditions of their employment or engagement as independent contractors.

         2.4 Business Systems, Procedures and Forms. In consultation with the New PC, the MSO shall establish standardized business systems and procedures for the New PC, including, but not limited
to,   patient  scheduling  systems,  treatment  records   system,
financial reporting and process control systems and patient communication management systems (the "OMEGA Patient Scheduling System") that are designed to improve the New PC operating efficiency. The MSO shall analyze such information on an ongoing basis in order to advise the New PC on ways of improving operating efficiencies. The MSO shall provide training to the staff of the New PC in the implementation and operation of such
standardized  business  systems and procedures.   The  MSO  shall
additionally provide the New PC with and train the New PC's staff in the use of standardized clinical forms, including, without limitation, forms for patient evaluations and treatment plans.
The  New PC expressly acknowledges and agrees that it shall  have no property rights in the OMEGA Patient Scheduling System and the other foregoing systems, procedures and clinical forms, and further agrees that such systems, procedures, and forms shall be deemed to constitute Confidential Information within the meaning of  Section 3.8 hereof and be subject to the restrictions on  the
use,   appropriation,  and  reproduction  of  such   Confidential
Information provided for in Section 3.8.

         2.5  Purchasing, Accounts Payable, Supplies and Inventory
Control.   The  MSO shall be responsible for and shall  establish
and maintain systems for the handling and processing of all purchasing and payment activities and for the performance of all payroll and payroll accounting functions of the New PC. The MSO
shall   order  and  purchase  and  maintain  all  inventory   and
endodontic supplies as reasonably required by the New PC to enable the New PC to render endodontic care to its patients including, without limitation, all endodontic appliances and other supplies, laboratory supplies and sanitation supplies.

         2.6 Regulatory Compliance Services. The MSO shall arrange for or cause to be rendered to the New PC such business, legal and
regulatory  management  consultation  and  advice   as   may   be
reasonably  required  or requested by the  New  PC  and  directly related  to  the operations of the New PC or its compliance  with
Federal,   state   or   local   laws,   rules,   regulations   or
interpretations   governing  or  applicable   to   the   New   PC
(collectively, "Laws"); provided, however, that the MSO shall not be responsible for any services related to malpractice or other professional service claims or matters not directly related to the operation of the New PC or its compliance with Laws, or for any legal or tax advice or services or personal financial services to Dr. Gray and the Endodontists (if any) or any employee or agent of the New PC.

         2.7 Billing, Collection. The MSO shall be responsible for: (i) billing and collecting payments for all endodontic and other professional  services rendered by the New PC  and  the  Practice
Providers, with all such billing and collecting to be done in the name  of  the  New  PC;  (ii) receiving payments  from  patients, insurance  companies  and  all other third  party  payors;  (iii)
taking possession of and endorsing in the name of the New PC  any
notes,  checks,  money  orders,  insurance  payments  and   other
instruments  received  in  payment for services  or  of  accounts receivable; and (iv) settling and compromising claims and,  where deemed  appropriate by the MSO and consented  to  (which  consent shall  not  be unreasonably withheld or delayed) by the  Practice
Provider  rendering the professional services which  resulted  in the  applicable  accounts  receivable,  assigning  such  accounts receivable  to  a collection agency or the bringing  of  a  legal
action  against a patient or a payor on the New PC's behalf.   In
seeking payments on behalf of the New PC hereunder, the MSO shall act as the New PC's agent in billing and collecting professional fees, charges and other accounts owed to the New PC and shall only bill under the New PC's provider number. In this regard, the New PC appoints the MSO for the Term of this Agreement in accordance with the provisions of Article 11 hereof as its true and lawful attorney-in-fact for the purposes set forth above in this Section 2.7 and in Section 2.8 below. The MSO does not guarantee collection and is not responsible for any loss to the New PC as a result of any inability to collect fees and charges.

         2.8  Disbursement of Funds.

         (a) All monies collected for the New PC by the MSO pursuant to
Section  2.7 above shall be deposited into an account  (the  "the
New  PC Account") with a bank whose deposits are insured with the
Federal   Deposit  Insurance  Corporation  and  which   bank   is
acceptable to the MSO and the New PC (the "Bank"). The New PC Account shall contain the name of the New PC, but the MSO shall make all disbursements therefrom. The MSO shall account for all monies so disbursed from the New PC Account.

         (b) From the funds collected and deposited by the MSO in the New PC Account, the MSO shall make for and on behalf of the New PC the following disbursements promptly, when payable:

              (1) Compensation, including salaries, benefits and other direct costs payable to Dr. Gray and the Endodontists (if any) and the other Practice Providers of the New PC, and all withholding taxes and assessments payable to Federal, state and local governments in connection with the employment of such personnel; and

              (2)  All compensation payable to the MSO pursuant to
Article 6 hereof.

         (c) In the event the funds in the New PC Account will, at any time be insufficient to cover the current portion of the foregoing expenses when payable, the MSO may advance to the New
PC the necessary funds to pay the current portion of such expenses for the benefit of the New PC, which advances will be deemed to be loans to the New PC to be repaid without interest from the New PC Account at such times as there are adequate funds therein or upon such other terms and at such times as agreed to by the New PC and the MSO, which indebtedness shall not be deemed an MSO Expense for purposes of Section 2.9.

         2.9  MSO Expenses.  The MSO shall be responsible for the payment
from   its  own  funds  (whether  received  pursuant  to  Section
2.8(b)(2) hereof or from other sources unrelated to the New PC) of all MSO Expenses, as defined below, during the term of this Agreement without reimbursement by the New PC, unless otherwise agreed to by the parties hereto.

         (a) "MSO Expenses" shall mean all operating and non-operating expenses incurred in the operation of the New PC, including, without limitation:

              (1) Salaries, benefits and other direct costs of all employees of the MSO providing services to the New PC hereunder
(but excluding Dr. Gray and all the Endodontists (if any) and other Practice Providers);

              (2) Direct costs of all employees or consultants of the MSO who provide services at the Endodontic Offices or in
connection   with  the  New  PC  required  for  improved   clinic
performance, such as work management, materials management, purchasing, charge and coding analysis, and business office consultation;

              (3) Direct costs associated with operating the Endodontic Offices, including without limitation, utilities, cleaning and maintenance;

              (4) Obligations of the MSO under leases or subleases entered into in connection with the operation of the Endodontic
Offices  as  well as utility expenses relating to the  Endodontic
Offices;

              (5) Personal property and intangible taxes assessed against the MSO's assets used in connection with the operation of the Endodontic Offices, commencing on the date of this Agreement;

              (6) In the event an opportunity arises for additional Endodontists to become employed by the New PC or other endodontic entities to merge with the New PC, actual out-of-pocket expenses
of   the   MSO   personnel  working  on  a  specified  employment
arrangement or merger, whether or not such employment arrangement or merger is consummated;

              (7) Other expenses incurred by the MSO in carrying out its obligations under this Agreement, but excluding any corporate overhead costs of the MSO or any corporation affiliated with the MSO not specifically listed above.

         "MSO Expenses" shall not include:

              (1) Any Federal, state or local income taxes of the New PC, Dr. Gray and the Endodontists (if any) and the other Practice
Providers, or the costs of preparing Federal, state or local tax returns thereof;

              (2) Salaries, benefits and other direct costs of employing Dr. Gray and the Endodontists (if any) and the other Practice
Providers;

              (3) Physician licensure fees, board certification fees and costs of membership in professional associations and societies for Practice Providers;

              (4) Professional liability insurance for the Practice Providers as provided for under Section 3.6 hereof;

              (5) Costs of continuing professional education for Practice Providers, including travel and related expenses;

               (6)   Costs associated with legal, accounting  and
professional  services incurred by or on behalf  of  the  New  PC other  than  as otherwise expressly provided for in  Section  2.6 hereof;

              (7) Liability judgments assessed against the New PC or the Practice Providers in excess of policy limits or within the deductible limits of any policy;

              (8) Direct personal expenses of the Practice Providers of a kind which the New PC may have historically provided or charged to its Practice Providers (including, but not limited to, car allowances and other expenses which are personal in nature);

              (9)  Charitable contributions by the New PC; and

              (10) Any other expenses which are expressly designated herein as expenses or responsibilities of the New PC.

         2.10 Credit Reports. When requested by the New PC, or its authorized representative, the MSO shall obtain on behalf of the New PC information with regard to the ability of patients to pay for the services to be rendered by the New PC. The MSO shall collect all information and determine, to the best of its ability, whether or not patients can pay for services rendered by the New PC, either in cash or by insurance. Such determination shall be subject to the reasonable approval by the New PC, and as between the New PC and the MSO, the New PC shall bear the risk of claims by potential patients who may be denied credit.

         2.11 Accounting; Bookkeeping and Reports. The MSO shall provide for or arrange for all accounting and bookkeeping services related  to the New PC's operations, provided that such  services are  incurred  in the ordinary course of business.  In  addition, the  MSO  shall  provide  the New PC with an  unaudited  internal monthly  statement within twenty (20) days after the end of  each month  and  a quarterly review within thirty (30) days after  the
end   of  each  quarter,  respectively,  of  the  MSO's  internal statements, as well as the books and records of the New PC, all prepared by or with the assistance of an accountant chosen by the MSO. At the end of each fiscal year of the New PC, the MSO shall arrange for a financial statement with respect to the New PC to be prepared by the MSO's accountant. At the New PC's request, the MSO shall prepare reports indicating the gross revenues, number of patients, type of patients, and the activity and the productivity of the New PC. The MSO shall assist and advise the New PC in the financial management of the New PC.

         2.12 Marketing.  The MSO shall design and execute a marketing
plan  to  promote  the New PC's professional services.   The  MSO
shall also make available to the New PC all brochures, contracts, and other materials reasonably related to the carrying out of the business purposes of the New PC, including all stationery,
printing   and   postage  costs  in  connection  therewith.    In
connection  with  such marketing plan, the MSO shall  advise  Dr.
Gray   and   the  Endodontists  (if  any)  on  establishing   and
maintaining a plan for patients' payments for endodontic services on an installment plan basis. All marketing activities hereunder shall be conducted in compliance with all applicable Laws governing advertising by the endodontic profession.

         2.13 Complaints. The MSO shall assist the New PC in handling all complaints, grievances and disputes involving the New PC and the  Practice  Providers  and  any  patients  or  third  parties.
However,  the  MSO  shall  have no  control  over  the  New  PC's
patients.   All decisions concerning the New PC's patients  shall
be made by the New PC and the Practice Providers.

         2.14 Practice Laws. Notwithstanding any provision in this Agreement, the MSO shall not take any action in connection with the services to be rendered hereunder that violates any Law, including, without limitation, the performance of any task or the taking of any action which violates the Business and Professions Code of the State as it relates to professional endodontic practices.

         2.15 Monthly Meetings. The MSO shall initiate monthly or more frequent meetings with the New PC regarding the policies and procedures for the operation of the New PC.

         2.16 Maintenance and Cleaning Services. The MSO shall arrange for security, maintenance and cleaning of the Endodontic Offices, including the furniture, fixtures and equipment therein.

         2.17 Licenses and Permits. The MSO shall provide and pay for all business and other licenses and permits as necessary to operate the New PC except those related to licensure and certifications of the Practice Providers. The MSO shall prepare and file all reports, forms and returns required by Law in connection with workers' compensation, unemployment insurance, social security and other similar Laws with respect to the MSO's employees.

         2.18 Insurance.  The MSO shall provide and pay for customary
office   property   damage  and  liability,  including   business
interruption insurance, not including professional liability insurance (which shall be and remain the responsibility of the New PC).

         2.19 Practice Transition and Associate Selection. Dr. Gray and the Endodontists (if any) shall keep the MSO informed of retirement goals on an ongoing basis; provided, however, that Dr.
Gray  shall  continue  as a full time employee  of  the  New  PC, actively engaged in the practice of endodontics, for a period  of five  (5) years following the date of this Agreement, after which
time  Dr. Gray may notify the MSO of his intent to retire.   Upon
request  of  the  New PC, the MSO will conduct a  search  for  an appropriate  endodontist  and other professionals  (collectively,
"Practice Associates") for the purposes of accommodating practice growth,  reducing  doctor work schedule, or  planned  retirement.
Such  search  shall include use by the MSO of a national  journal advertising  program and networking in the profession  to  locate appropriate Practice Associates.  The MSO estimates that it could
take  approximately two years for such a search.   In  the  event
that Dr. Gray has notified the MSO of his intent to retire and  a successor endodontist has not been designated by the MSO pursuant to  the Stock Put/Call Option and Successor Designation Agreement
of  even  date herewith (the "Stock Put/Call Option and Successor
Designation Agreement") by and among the New PC, Dr. Gray and the
Endodontists (if any), OMEGA and the MSO within two years of such notice,  thereafter  the  New  PC may  terminate  this  Agreement pursuant  to Section 10.1 hereof and exercise the "Call  Option,"
as  defined  in  and  on the terms and conditions  set  forth  in
Section  3 of the Stock Put/Call Option and Successor Designation
Agreement; provided, however, that if after such two year  period
Dr. Gray locates an endodontist who has made a bona fide offer to purchase  the  New  PC for not less than its  fair  market  value
(valued  as  if it were a traditional (i.e. not operated  with  a
MSO)  practice holding both the clinical assets then held by  the
New  PC  and  the non-clinical assets then held by  the  MSO  and provided  to the New PC) but is unwilling to affiliate  with  the
MSO  and  OMEGA by assuming this Agreement, OMEGA will cause  the
MSO to sell such non-clinical assets directly to such endodontist for  a price equal to such fair market value of the New PC,  such price  to  be  paid to the MSO and provided further that,  if  so requested  by  Dr.  Gray,  OMEGA will provide  reasonable  market financing  to  permit the New PC to be sold to such  endodontist.
In  the event that the parties have not located an endodontist to purchase  the  New  PC  either as an  OMEGA  affiliate  or  as  a
traditional  practice  (referred  to  above)  within   one   year
following the expiration of the two year period referred to above, Dr. Gray may repurchase the assets of the MSO identified in Section 3(a) of the Stock Put/Call and Successor Designation
Agreement for their then book value and the MSO will cancel his non-competition agreement.

The MSO will provide screening of all applicants and will then present
appropriate  applicants for final selection by the New  PC.   The
New PC shall be responsible for interviewing and selecting each Practice Associate.

After the Practice Associate(s) is (are) selected by the New PC, the MSO will assist the New PC with a trial plan of approximately six months for the new Practice Associate(s).  It is understood  that at  the  end of this period either the New PC or the new Practice
Associate  may  terminate  the relationship.  All  such  Practice
Associates recruited by the MSO as may be accepted by the New  PC shall  be employees of the Practice (if so employed) and  not  of
the  MSO.   The MSO will confer with the New PC on an appropriate
salary/work-in arrangement for the new Practice Associate and the final arrangements shall be determined by the New PC.

                         ARTICLE  3
                    DUTIES OF THE NEW PC

          3.1  General.  The New PC shall be responsible for  the
management  of  its  practice  and  the  Endodontic  Office,   in
accordance with the requirements of the Laws of the State.

         3.2  Employment of the Endodontists and Rendering of Patient
Care.   The  New  PC shall be responsible for the employment  and
professional supervision of Dr. Gray and all Endodontists and the other Practice Providers and all endodontic care rendered to patients shall be rendered by Dr. Gray and such Endodontists.
Additionally,   the   New  PC  shall  be  responsible   for   the
professional supervision of all other Practice Providers in their rendering of patient care.

         3.3 Professional Services. The New PC shall use and occupy the Endodontic Offices designated on Schedule 2 hereof exclusively for  the practice and rendering of endodontic services, and shall comply  with all applicable Laws and all standards of  endodontic
care.   It  is  expressly acknowledged by the  parties  that  the
endodontic practice conducted at the Endodontic Offices shall  be conducted  solely by Dr. Gray and the Endodontists and the  other
Practice  Providers acting under the supervision and  control  of
Dr.  Gray and the Endodontists (if any), and no other endodontist
shall be permitted to use or occupy the Endodontic Offices.   The
New  PC shall provide professional services to patients hereunder in  compliance  at  all  times with ethical  standards  and  Laws applying  to the endodontic profession.  The New PC shall  ensure that  Dr.  Gray  and  each  Endodontist who  provides  endodontic services to patients is licensed by the State.  In the event that any  disciplinary,  medical  malpractice  or  other  actions  are initiated  against Dr. Gray or any Endodontist or other  Practice
Provider,  the New PC shall immediately inform the  MSO  of  such action and the underlying facts and circumstances subject to such confidentiality agreement or arrangements as the New PC  and  the
MSO  shall  mutually determine at or prior to the  time  of  such
disclosure.   The New PC agrees to cooperate with and participate
in  quality assurance/utilization review programs established  by the  MSO  or  mandated  by accreditation and licensure  standards
applicable   to   the  practice  of  endodontics.    Deficiencies
discovered in the performance of any personnel or in the quality of professional services shall be reported immediately to the MSO, and appropriate steps shall be taken by the New PC at once to remedy such deficiencies.

          3.4 Records. The New PC will keep or cause to be kept accurate, complete and timely dental and other records of all patients. The management of all dental and patient files and records shall comply with all applicable Laws regarding their confidentiality and retention and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. Such records shall be sufficient to enable the MSO, on behalf of the New PC, to obtain payments for services and related charges and to facilitate the delivery of quality patient care by the New PC. Notwithstanding the foregoing, patient dental records shall be and remain the property of the New PC and the contents thereof shall be solely the responsibility of the New PC.

          3.5 Professional Expenses. The New PC shall be solely responsible for the cost of professional licensure fees and board certification fees, membership in professional associations and continuing professional education incurred by each Endodontist and other Practice Provider employed by the New PC. The New PC shall ensure that Dr. Gray and all the Endodontists employed by the New PC participate in such continuing education as is necessary for Dr. Gray and such the Endodontist to remain current.

         3.6 Professional Liability Insurance. The New PC shall provide, or arrange for the provision of, and maintain throughout the Term of this Agreement, professional liability insurance coverage in accordance with the provisions of Article 9 hereof. The New PC shall also cooperate in any programs recommended by the MSO to assure that each of its Endodontists is insurable, and that Dr. Gray and each Endodontist participates in an on-going risk management program.

         3.7 Employment Agreement. The parties recognize that the services to be provided by the MSO are feasible only if the New PC operates an active endodontic practice to which it, Dr. Gray and each Endodontist associated with the New PC devote their full time and attention, unless other specific provisions are made in writing and mutually agreed upon by the MSO and New PC. The New PC will cause Dr. Gray and each individual Endodontist who now is or hereafter becomes affiliated with the New PC to enter into a
written   employment   agreement  (the  "Employment   Agreement")
satisfactory in form and substance to the MSO, pursuant to which Dr. Gray or the Endodontist shall agree not to establish, operate or provide endodontic or dental services, without the prior written consent of both the New PC and the MSO, at any office or facility other than the Endodontic Office. In addition, such Employment Agreement shall provide by its own terms or by a separate agreement that if Dr. Gray's or such Endodontist's employment shall terminate for any reason (other than a breach of this Agreement by the MSO or OMEGA) during the Term of this Agreement, for a period of 24 months after the termination of Dr. Gray's or such Endodontist's Employment Agreement with the New PC, Dr. Gray or such Endodontist shall agree not to establish, operate or provide endodontic or dental services, without the prior written consent of both the New PC and the MSO, at any office practice or facility whatsoever providing services similar to those provided by the New PC at any endodontic office within a fifteen (15) mile radius. Such Employment Agreement (or separate agreement) shall also provide, among other things, that in the event of a breach of Dr. Gray's or the Endodontist's agreement not to compete with the New PC provided for in such Employment Agreement (or separate agreement), the MSO shall be entitled to receive, in addition to other remedies and not by way of an election of remedies, liquidated damages equaling the greater of:
(a) Dr. Gray's or such Endodontist's income, as shown on the W-2 form prepared by the New PC, for the most recent calendar year; or (b) $300,000. Such payment shall be made to the MSO by the New PC immediately following receipt of the payment from Dr. Gray or the breaching Endodontist by the New PC. Each of the MSO and OMEGA shall be expressly named as a third-party beneficiary to such agreements between the New PC and Dr. Gray and each Endodontist and the rights and remedies of the MSO and OMEGA thereunder or otherwise in respect of the restrictive covenants set forth in such agreements shall survive termination of this Agreement.

         3.8 Confidentiality. The New PC agrees and acknowledges that all materials defined as "Confidential Information" in paragraph
10.7 of the Affiliation Agreement constitute "Confidential Information" and are disclosed in confidence and with the understanding that it constitutes valuable business information developed by the MSO with the assistance of OMEGA at great
expenditures  of  time, effort and money.   The  New  PC  further
agrees that it shall not, directly or indirectly, without the express prior written consent of the MSO, use or disclose such Confidential Information for any purpose other than in connection with the services to be rendered hereunder. The New PC further agrees (i) to keep strictly confidential and hold in trust all Confidential Information and not disclose such Confidential Information to any third party (except Dr. Gray and his partners, employees and professional advisors on a "need to know" basis) without the express prior written consent of the MSO; and (ii) to impose this obligation of confidentiality on Dr. Gray and his
partners,  employees  and  professional  advisors.   The  New  PC
acknowledges  that the disclosure of Confidential Information  to it by the MSO is done in reliance upon its representations and covenants in this Agreement. Upon expiration or termination of this Agreement by either party for any reason whatsoever, the New
PC shall immediately return and shall cause Dr. Gray and his partners, employees and professional advisors to immediately return to the MSO all Confidential Information, and the New PC
will not, and will cause Dr. Gray and his partners, employees and professional advisors not to, thereafter use, appropriate, or reproduce such Confidential Information. The New PC further
expressly   acknowledges   and  agrees   that   any   such   use,
appropriation   or   reproduction  of   any   such   Confidential
Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to  the  MSO and OMEGA, that the remedy at law for the  foregoing would  be  inadequate, and that in the event  of  any  such  use,
appropriation,   or   reproduction  of  any   such   Confidential
Information   after  the  termination  or  expiration   of   this
Agreement, the MSO and OMEGA, in addition to any other remedies or damages available to either or both of them, shall be entitled to injunctive or other equitable relief without the necessity of proving actual damages but such rights to relief shall not preclude the MSO and OMEGA from other remedies which may be available to either or both of them hereunder.


                         ARTICLE  4
       PROFESSIONAL SERVICES, CONTROL OF SOLICITATION,
    APPROVAL OF ADVERTISING MATERIAL AND NO RECIPROCATION

         4.1 A fundamental understanding between the parties hereto is that the rendering of endodontic services shall be separate and independent from the provision of administrative, management and support services by the MSO. Thus, the New PC shall have sole and absolute control of the delivery of all professional services and treatment rendered to patients at the Endodontic Offices.

         4.2 No employee or other representative of the MSO shall be engaged in, or allowed to solicit patients on behalf of, the New
PC, nor shall the MSO have any control over the New PC's patients.

         4.3 No advertising or promotional materials, or other materials of any nature, including billing and collection forms, reports,
agreements,  correspondence,  or  similar  materials,   used   in
connection with the New PC shall be used or distributed without having first been approved by the New PC.

         4.4 The parties hereby acknowledge and agree that the benefits conferred upon each of them hereunder neither require nor are in any  way contingent upon the admission, recommendation, referral, or any other arrangement for the provision of any item or service offered  by  the  MSO  to any patients  of  the  New  PC  or  its shareholders,  officers,  directors,  employees,  contractors  or agents,  nor  are  such benefits in any way contingent  upon  the
recommendation,  referral  or  any  other  arrangement  for   the
provision of any item or service offered by the New PC or any of its Practice Providers, employees, contractors or agents.

                         ARTICLE  5
           LEASE OF OFFICE FACILITIES AND EQUIPMENT

         5.1 In consideration of the sums to be paid to the MSO under the terms of this Agreement, the MSO hereby leases or sub-leases, as applicable, to the New PC during the Term of this Agreement the Endodontic Offices, and the leasehold improvements and fixtures, furniture and equipment at the Endodontic Offices as listed from time to time on Schedule 2 attached hereto and incorporated herein by this reference, under the following terms and conditions:

         (a) The MSO is the lessee by assignment under lease for the premises occupied by the New PC (collectively, the "Master Lease") a copy of which is attached hereto as Exhibit A and
incorporated  herein  by  this  reference.   The  New  PC  hereby
acknowledges  that the premises described under the Master  Lease
are  suitable  for the New PC's endodontic practice.   Based  and
contingent upon the New PC's promise to timely pay all amounts due under this Agreement, the MSO hereby agrees to sublease the leased premises to the New PC upon the following terms and conditions:

         (i) This sublease between the MSO and the New PC of the premises shall be subject to all of the terms and conditions of the Master Lease. In the event of the termination of the MSO's interest as lessee under the Master Lease for any reason, then the sublease created hereby shall simultaneously terminate, unless the New PC assumes the obligations under the Master Lease in question and the Lessor consents thereto.

         (ii) All of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of the sublease (with each reference therein to "Lessor" and "Lessee," to be deemed to refer to the MSO and the New PC, respectively) and, along with the provisions of this Section 5.1(b) and Exhibit "A," shall be the complete terms and conditions of the sublease created hereby.

         (iii) Notwithstanding the foregoing, as between the MSO and the New PC, the MSO shall remain responsible for meeting the
obligations  of  "Lessee"  under  the  sections  entitled   Rent,
Additional  Rent  Adjustment, Insurance  on  Fixtures,  Liability
Insurance, Repairs, and Taxes of the Master Lease, all  of  which obligations  shall be considered MSO Expenses hereunder  and  the
New  PC  shall  have no monetary obligation in that  regard.   In
addition, as between the MSO and the New PC, the MSO shall retain the right to exercise any options to purchase the premises, or other similar rights of ownership or possession, which may be granted under the Master Lease, and the New PC shall have no rights in that regard.

         (iv) In the event this Agreement is terminated according to its terms, this sublease shall also terminate automatically.

         (v) If the Master Lease contains an option to Renew the terms thereof, the MSO shall notify the New PC, at least 30 days prior to the expiration of the time for exercising such option, of the MSO's intention to Renew or not to Renew such term. If the MSO determines not to Renew such term, the MSO shall provide or arrange for the provision of comparable office space (the "Substitute Endodontic Office") within a radius of 15 miles of the Endodontic Office, which Substitute Endodontic Office shall be subject to the approval of the New PC (which approval shall not be unreasonably withheld or delayed). The lease or sublease for such Substitute Endodontic Office, as applicable, shall be substituted for the lease described on Exhibit A hereto and all references to the "Master Lease" shall thereafter be applicable to the lease or sublease for the Substitute Endodontic Office for purposes of this Agreement, ab initio.

         (vi) INTENTIONALLY OMITTED.

         5.2 The MSO shall provide the New PC at the Endodontic Offices such additional leasehold improvements, fixtures, furniture, furnishings and equipment as may be mutually agreed to with the New PC and reflected from time to time on a supplement to
Schedule 2 hereto. The use by the New PC of all leasehold improvements, fixtures, furniture, furnishings and equipment provided hereunder shall be subject to the following conditions:

         (a) Title to all such leasehold improvements, fixtures, furnishings, furniture and equipment shall remain in the MSO and upon termination of this Agreement, the New PC shall immediately return and surrender all such leasehold improvements, fixtures, furniture, furnishings and equipment to the MSO in as good condition as when received, normal wear and tear excepted.

         (b) The MSO shall be fully and entirely responsible for all repairs and maintenance of all such leasehold improvements,
fixtures,   furniture,   furnishings  and  equipment;   provided,
however, that the New PC agrees that it will use its best efforts to prevent damage, excessive wear, and breakdown of all such leasehold improvements, fixtures, furniture, furnishings and equipment, and shall advise the MSO of any and all needed repairs and equipment failures.

          (c) The obligation of the MSO to provide the leasehold improvements, fixtures, furniture, furnishings and equipment stated herein shall be concurrent and co-extensive with the Term of this Agreement.

         5.3.  No Warranty.

         (a) THE NEW PC ACKNOWLEDGES THAT THE MSO MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OR
ADEQUACY OF ANY LEASEHOLD IMPROVEMENTS, FIXTURES, FURNITURE,
FURNISHINGS, EQUIPMENT, INVENTORY OR SUPPLIES PROVIDED OR LEASED
OR SUBLEASED PURSUANT TO THIS AGREEMENT FOR THE CONDUCT OF AN
ENDODONTICS PRACTICE OR FOR ANY OTHER PARTICULAR PURPOSE.

         (b) Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Practice
Providers to select and use fixtures, furniture, furnishings and equipment, inventory and supplies purchased or provided by the MSO in accordance with the provisions of this Agreement insofar as such selection or use constitutes or might constitute the practice of dentistry or endodontics.

        ARTICLE  6
        COMPENSATION

        As consideration for the performance of all of its duties and obligations as provided in this Agreement, including but not limited to, the costs and expenses associated with furnishing the
services,    personnel,   facilities,   leasehold   improvements,
fixtures, furniture, furnishings, equipment, inventories and supplies provided for herein, the MSO shall receive compensation in the form of monthly management fees (the "Management Fees") based upon a predetermined percentage of the "Practice Revenues", as defined and determined in accordance with the provisions set forth in Schedule 3 attached hereto and incorporated herein by this reference, as such Schedule may be amended by the New PC and the MSO from time to time. It is acknowledged by and between the parties hereto that the MSO and/or its affiliates has (have) incurred substantial expenses and future obligations in acquiring the capital stock of the MSO, acquiring or otherwise establishing the  Endodontic Offices, establishing its systems, including fees for consultants and other professionals, interest expense, lease obligations, and costs of furnishing or refurbishing the premises at which the Endodontic Offices are located. The MSO has also assumed substantial obligations associated with the continuing operation of the Endodontic Offices, including those of lessee, obligor and guarantor and obligor on loans to establish and operate the Endodontic Offices. The parties, therefore, having considered various compensation formulae, acknowledge and agree that in order for the MSO to receive a fair and reasonable return for its expenses and obligations, and a fair return for the lease of the premises and equipment and for providing the services contemplated hereunder, that the agreed compensation is not
excessive.    The  New  PC  acknowledges  that  the  compensation
arrangement  is reasonable under the circumstances  noted  herein and  has  executed an Affidavit attesting to this fact  which  is
attached  hereto  and  incorporated  herein  as  Exhibit  C.   In
consideration of the foregoing, the parties agree that the monthly Management Fees payable to the MSO by the New PC for services rendered pursuant to this Agreement shall be reviewed and  subject to adjustment at the close of each year of the  Term of  this Agreement based upon industry standards of practice  and
the  MSO's  costs  in performing the required services.   If  the
parties cannot agree within thirty (30) days prior to the close of any such year on the terms of any adjustment to the Management Fees for the following year, then the then existing Management Fees shall remain in effect. The New PC specifically agrees that the MSO may defer actual receipt of its Management Fees and/or advance monies for purposes of managing the New PC's cash flow, and the MSO may repay itself such advances or pay said deferred Management Fees when it deems appropriate.

                         ARTICLE  7
                      SECURITY INTEREST

        As assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to this Agreement and any funds advanced by the MSO to or on behalf of the New PC pursuant to this Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the New PC under this Agreement, the New PC hereby pledges, grants, bargains, assigns and transfers to the MSO a security interest, pursuant to the Uniform Commercial Code of the State, in and to all Practice Revenue and accounts receivable of patients of the New PC, together with all proceeds thereof (collectively, the "Collateral"), and further agrees not to pledge, assign, transfer or convey any of the Collateral or any proceeds therefrom, without the prior written consent of the MSO, except to affiliates of the MSO. Concurrent with the execution of this Agreement, the New PC shall execute a Security Agreement, similar in form and content as that attached hereto as Exhibit D and incorporated herein by this reference in order that the MSO may perfect its interest in the Collateral. The New PC expressly agrees to execute any appropriate UCC-1 Financing Statement and UCC-1 Fixture filings, if so requested in writing by the MSO.

                         ARTICLE  8
                          COVENANTS

         8.1 New PC's Covenants. As further consideration for the MSO's performance of the terms and conditions of this Agreement, the New PC covenants, represents and warrants as follows (which covenants, representations and warranties shall survive the execution of this Agreement):

         (a) The New PC shall comply with all Laws and ethical and professional standards applicable to the practice of endodontics and to cause all of its employees to do the same.

         (b) The New PC shall provide quality services and shall cause Dr. Gray and the Endodontists (if any) to serve the endodontic needs of the patients of the New PC. The New PC covenants to monitor rigorously utilization and quality of services provided at the Endodontic Offices and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of endodontic care provided.

         (c) During the Term of this Agreement, the New PC shall not, directly or indirectly, own an interest in, operate, join, control, participate in or be connected in any manner with any
corporation,   partnership,  proprietorship,  firm,  association,
person or entity providing endodontic care in competition with the practice at the Endodontic Offices, or any other endodontic practice managed by the MSO, within a radius of 15 miles of the Endodontic Office or of such other endodontic practice, without the MSO's prior written consent.

         (d) The New PC recognizes the proprietary interest of OMEGA in and to its OMEGA Patient Scheduling System and the MSO in its
systems  for  managing the delivery of endodontic  care  and  all policies,  procedures, operating manuals,  forms,  contracts  and other information (collectively, the "MSO Information") regarding
such  system.   The  New  PC acknowledges  and  agrees  that  all
information relating to the OMEGA Patient Scheduling  System  and the MSO Information constitutes trade secrets of OMEGA and/or the
MSO.   The  New  PC  hereby waives any and all right,  title  and interest in and to such trade secrets and agrees to return all copies of such trade secrets and information relating thereto, at its expense, upon termination of this Agreement.

         (e)  The New PC acknowledges and agrees that OMEGA and the MSO
are   entitled  to  prevent  their  respective  competitors  from obtaining and utilizing their respective trade secrets.  The  New
PC agrees to hold OMEGA'S and the MSO's trade secrets in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any person or entity other than persons who are engaged by the New PC to perform duties in connection with the New PC and who have a need to know such trade secrets in the performance of their duties for the New PC, without OMEGA's or the MSO's prior written consent, as the case
may  be.   The  New PC acknowledges its fiduciary obligations  to
OMEGA and the MSO and the confidentiality of its relationships with OMEGA and the MSO and of any information relating to the services and business methods of OMEGA and the MSO which it may obtain during the term of this Agreement. The New PC shall not, either during the term of this Agreement or at any time after the expiration or sooner termination hereof, disclose to anyone, other than employees or independent contractors of OMEGA and the MSO who use OMEGA's and the MSO's system in the course of the performance of their duties, any confidential or proprietary information or trade secrets obtained by the New PC. The New PC also agrees to place any persons to whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential.

         8.2 MSO's Covenants. As further consideration for the New PC's performance of the terms and conditions of this Agreement, the
MSO   covenants,   represents  and  warrants  (which   covenants,
representations  and warranties shall survive  the  execution  of this  Agreement) that during the Term of this Agreement, the  MSO
agrees  not  to  establish,  develop  or  open  any  offices   in
affiliation with an endodontist for the provision of endodontic services within a 15 mile radius of the Endodontic Offices, without the express written consent of the New PC.

                          ARTICLE 9
                   INSURANCE AND INDEMNITY

         9.1 Insurance to be Maintained by the New PC. Throughout the Term of this Agreement, the New PC shall maintain in full force and effect comprehensive professional liability insurance with limits of not less than $500,000 per occurrence and $1,000,000 annual aggregate per Dr. Gray and each of the Endodontists providing services for the New PC and a separate limit for the
New  PC.   The  New  PC shall be responsible for all  liabilities
within  deductibles  and for all liabilities  in  excess  of  the limits of such policies. The MSO agrees to negotiate for and cause premiums to be paid on behalf of the New PC with respect to such insurance. Premiums and deductibles with respect to such policies shall not be MSO Expenses. The New PC also agrees to name  the  MSO  and OMEGA as co-insureds.  The New PC  agrees  to
deliver   to  the  MSO  and  OMEGA  a  certificate  of  insurance
indicating such coverage.

         9.2 Insurance to be Maintained by the MSO. Throughout the Term of this Agreement, the MSO will use reasonable efforts to provide and maintain, as a MSO Expense, (a) comprehensive professional liability insurance for all professional employees of the MSO with limits as determined reasonable by the MSO; and (b) comprehensive general liability and property insurance covering the Endodontic Office premises and operations.

         9.3 Tail Insurance Coverage. The New PC will cause Dr. Gray and each Endodontist (if any) providing services to enter into an agreement with the New PC that upon termination of Dr. Gray's or such  Endodontist's relationship with the New PC, for any reason, tail  insurance coverage will be purchased by Dr.  Gray  or  such
Endodontist.   Such provisions may be contained in an  employment
agreement, restrictive covenant agreement or other agreement entered into by the New PC and Dr. Gray or the Endodontist, and the New PC hereby covenants with the MSO to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of the New PC or Dr. Gray or each such Endodontist.

         9.4  Additional Insureds.  The New PC and the MSO agree to use
their  reasonable  efforts  to  have  each  other  named  as   an
additional insured on the other's respective liability insurance policies.

         9.5 Indemnification. The New PC shall indemnify, hold harmless and defend the MSO and OMEGA and their respective officers, directors, shareholders, employees and representatives, from  and against any and all liability, losses, damages, claims, causes of action, expenses judgments, settlements, lawsuits and obligations
(including reasonable attorneys' fees), whether or not covered by insurance,  caused or asserted to have been caused,  directly  or indirectly,  by or as a result of the performance  of  endodontic services  or  the performance of any intentional acts,  negligent acts  or  omissions  by  the New PC and/or  its  affiliates,  its shareholders, agents, the Practice Providers, its other employees and/or  its subcontractors (other than the MSO) during  the  Term
hereof.   The MSO shall indemnify, hold harmless and  defend  the
New PC, its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by the MSO and/or its shareholders, agents, employees and/or subcontractors (other than the New PC) during the Term hereof.

                         ARTICLE  10
                         TERMINATION

         10.1 Termination by the New PC.

         (a) Termination by the New PC. The New PC may terminate this Agreement as follows:

              (1) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the MSO, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the MSO, except for the filing of a petition in involuntary bankruptcy against the MSO which is dismissed within sixty (60) days thereafter, the New PC may give written notice of the immediate termination of this Agreement.

              (2) In the event the MSO shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of sixty
(60) days after written notice thereof has been given to the MSO by the New PC, the New PC may terminate this Agreement.

              (3) In the event that, pursuant to Section 2.19 hereof, Dr. Gray has notified the MSO of his intent to retire and a successor endodontist has not been designated by the MSO pursuant to the Stock Put/Call Option and Successor Designation Agreement within two years of such notice.

         Upon termination of this Agreement by the Endodontic Practice under this Section 10.1, the New PC shall be entitled to exercise the "Call Option," as defined in and on the terms and conditions set forth in Section 3 of the Stock Put/Call Option and Successor Designation Agreement.

         10.2 Termination by MSO. MSO may terminate this Agreement as follows:

         (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the New PC or any shareholders thereof , or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the New PC or any shareholders thereof, except for the filing of a petition in involuntary bankruptcy against the New PC or any shareholder thereof which is dismissed within sixty (60) days thereafter, MSO may give written notice of the immediate termination of this Agreement.

         (b) In the event the New PC fails to perform endodontic services on a full-time basis consistent with its pattern of practice in the immediately preceding calendar year (other than as a result of the death or disability of Dr. Gray, neither of which shall permit the MSO to terminate this Agreement) and such default shall continue for a period of ten (10) days after written notice thereof has been given to the New PC by the MSO, the MSO may terminate this Agreement. Notwithstanding the foregoing, the parties understand and agree that in no event shall the retirement of Dr. Gray following the designation of a successor endodontist pursuant to the Stock Put/Call Option and Successor Designation Agreement constitute grounds for termination under this Section 10.2(b).

         (c) In the event the New PC shall materially default in the performance of any other duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of sixty (60) days after written notice thereof has been given to the New PC by the MSO, the MSO may terminate this Agreement.

         (d) In the event Dr. Gray or any Endodontist breaches or defaults under his or her Employment Agreement and the New PC does not cause Dr. Gray or such Endodontist to cure such breach or default within any applicable grace period therefor, the MSO may give written notice of the immediate termination of this Agreement.

         Upon termination of this Agreement by the MSO under this Section
10.2  or  upon expiration of the Term of this Agreement, the  MSO and  OMEGA shall be entitled to exercise the "Put Option"  and/or the  "Successor Designation Option," as defined  in  and  on  the terms  and subject to the conditions set forth in Sections 2  and
5,  respectively,  of the Stock Put/Call Option  and  Designation
Agreement.   In addition, upon any termination of this  Agreement
or upon expiration of the Term of this Agreement, the MSO shall be entitled to receive the Management Fees collected to the effective date of such termination or expiration, the amounts of any loans or advances (including any accrued but unpaid interest thereon) and all other sums accrued or related to occurrences arising at or prior to the date of termination.

                         ARTICLE  11
           AUTHORIZED AGENT AND POWERS OF ATTORNEY

         The New PC hereby designates the MSO (and its designees) its authorized agent and lawful attorney-in-fact for purposes of depositing payments, paying accounts payables, signing checks, negotiating and signing contracts for services or goods, securing loans or incurring obligations on behalf of the New PC; provided, however, that all contracts or fees set for services on behalf of the  New  PC will be subject to final approval and acceptance  by the New PC.  Additionally, the New PC hereby irrevocably appoints the MSO (and its designees) its authorized agent and lawful attorney-in-fact to collect all bills and accounts receivable for professional fees, charges and other amounts and authorizes the
MSO through its designees to take possession of all checks, money orders and similar instruments received as payment of receivables to be deposited into the New PC Account. The New PC hereby irrevocably appoints the MSO as the New PC's attorney-in-fact, with full power and authority in the place and stead of the New
PC, in the MSO's discretion, to endorse in the name of the New PC any checks, payments, notes, insurance payments and money orders, to withdraw funds for payments of expenses, including Management Fees and other sums payable to the MSO, to open and close the New
PC Account and other bank accounts, to take any action and to execute any other instrument which the MSO may deem necessary or
advisable  to  accomplish the purposes  hereof.   The  powers  of
attorney granted herein are coupled with an interest and are irrevocable. Third parties and entities and persons not a party to this Agreement are entitled to rely on the foregoing attorneys-
in-fact  and  an  affidavit of the MSO  attesting  thereto.   The
acceptance  of this appointment by the MSO shall not obligate  it to  perform any duty or covenant required to be performed by  the
New PC under or by virtue of this Agreement. Notwithstanding the foregoing powers of attorney, the New PC shall at any time, on the  request  of  the  MSO, sign financing  statements,  security
agreements   or  other  agreements  necessary  or  advisable   to
accomplish the purpose of this Agreement. Upon the New PC's failure to sign said financing statements, security agreements or other agreements, the MSO is authorized as the agent of the New
PC to sign any such instruments. The New PC may review all deposits and expenses upon request.

                         ARTICLE  12
             INDEPENDENT CONTRACTOR RELATIONSHIP

         Neither the New PC nor its employees shall have any claim under
this   Agreement  or  otherwise  against  the  MSO  for  worker's compensation, unemployment compensation, sick leave, vacation pay, retirement benefits, Social Security benefits, or any other employee benefits, all of which shall be the sole responsibility of the New PC. Since neither the New PC nor its employees are employees of the MSO, the MSO shall not withhold on behalf of the New PC unemployment insurance, Social Security, or otherwise pursuant to any law or requirement of any governmental agency, and all such withholding, if any is required, shall be the sole responsibility of the New PC.

        ARTICLE  13
        MISCELLANEOUS

         13.1 Access to Records. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

         13.2 Patient Records. Upon termination of this Agreement, the New PC shall retain all patient dental records maintained by the New PC or the MSO in the name of the New PC. During the term of this Agreement, and thereafter, the New PC or its designee shall have reasonable access during normal business hours to the New
PC's and the MSO's records, including, but not limited to, records of collections, expenses and disbursements as kept by the MSO in performing the MSO's obligations under this Agreement, and the New PC may copy any or all such records.

          13.3 The New PC's Control Over the Endodontic Practice. Notwithstanding the authority granted to the MSO herein, the MSO and the New PC agree that the New PC, personally or through Dr. Gray or any of its Endodontists (if any) and other Practice Providers, shall have complete control and supervision over the professional aspects of the New PC's practice, as well as the provision of all professional services, including, without limitation, the selection of a course of treatment for a patient, the procedures or materials to be used as a part of such course of treatment, and the manner in which such course of treatment is carried out by the New PC. The New PC shall have sole authority to direct the business, professional, and ethical aspects of the New PC. The MSO shall have no authority, directly or indirectly, to perform, and shall not perform, any endodontic function, or to influence or otherwise interfere with the exercise of the New PC's professional judgment. The MSO may, however, advise the New PC as to the relationship between its performance of endodontic functions and the overall administrative and business functioning of the New PC.

                         ARTICLE 14
                     ALTERNATIVE DISPUTE RESOLUTION

         14.1 Alternative Dispute Resolution.

         (a) If a dispute arises under this Agreement which cannot be resolved informally by the parties, any party may invoke the procedures set forth in Exhibit E hereto and the parties agree to use  these procedures, except paragraph (b) of this Section 14.1,
prior  to  any  party  pursuing other  available  remedies.   The
parties  will  meet  and attempt in good  faith  to  resolve  any
controversy  or  claim  arising  out  of  or  relating  to   this
Agreement.

         (b) Notwithstanding anything in this Section 14.1 to the contrary:

        (i) Nothing in this Section 14.1 shall preclude any party from seeking a preliminary injunction or other provisional relief, either prior to or during the proceeding provided for in this section, if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

        (ii) The parties shall accept as correct, final, binding and conclusive the determination by the independent accountants then employed by the MSO as to the calculation of any and all fees
owed   by  any  party  to  another  party  hereunder,  and   such
determination  shall  not be subject to the  provisions  of  this
Section 14.1. Disputes as to the proper interpretation of the provisions of this Agreement which describe how those amounts are to be calculated, however, shall be subject to the provisions of this Section 14.1.

        (iii) Any determination by either party not to Renew this Agreement in accordance with the terms and provisions of this Agreement shall not be subject to the provisions for dispute resolution in this Section 14.1.

         14.2 Waiver of Jury. With respect to any dispute arising under or in connection with this Agreement or any related agreement, as to which legal action nevertheless occurs, each party hereby irrevocably waives all rights it may have to demand a jury trial.
This waiver is knowingly, intentionally and voluntarily made by the parties and each party acknowledges that no person acting on behalf of the other party has made any representation of fact to induce this waiver of trial by jury or in any way modified or nullified its effect. The parties each further acknowledge that it has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

                         ARTICLE  15
                     GENERAL PROVISIONS

 15.1 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either (a) actually delivered at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested, or sent by reputable overnight courier:

If to Dr. Gray, to:

Rodney A. Gray, D.D.S.
4101 Caughlin Square - Suite 2
Reno, Nevada 89509

If to the OMEGA, to:

Omega Orthodontics, Inc.
3621 Silver Spur Lane
Acton, California  93510
Attn:   Robert Schulhof

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

         15.2 INTENTIONALLY OMITTED.

         15.3 Contract Modifications for Prospective Legal Events. In the event any state or federal Laws, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such Laws, the
New  PC and the MSO shall amend this Agreement as necessary.   To
the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the New PC and the MSO.

         15.4 Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         15.5 No Obligation to Third Parties. None of the obligations and duties of the MSO or the New PC under this Agreement shall in any way or in any manner be deemed to create any obligation of the MSO or of the New PC to, or any rights in, any person or entity not a party to this Agreement other than OMEGA which shall be deemed a party for limited purposes as set forth in this Agreement.

         15.6 Entire Agreement. This Agreement including the Schedules and Exhibits hereto, together with the Affiliation Agreement of even date herewith, the Stock Put/Call Option and Successor Designation Agreement of even date herewith and the Employment Agreement(s) (including the related non-competition agreements or covenants), constitutes the entire agreement between the parties concerning this subject matter, and supersedes all prior and contemporaneous agreements, representations and understandings of
the  parties  concerning  the contents  hereof.   No  supplement,
modification, or amendment to this Agreement shall be binding unless executed in writing by all of the parties hereto, except as otherwise provided herein.  No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether similar or not similar, nor shall any
waiver  constitute  a  continuing waiver.   No  waiver  shall  be
binding unless executed in writing by the party making the waiver.

         15.7 Assignment. The rights and the duties of the parties under this Agreement may not be assigned or transferred without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the MSO shall be permitted to assign its rights and obligations hereunder without the consent of the New PC to any person, firm or corporation controlled by the MSO, controlling the MSO or under common control with the MSO.

         15.8 INTENTIONALLY OMITTED.

         15.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State. The parties acknowledge that the MSO is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of dentistry or endodontics. To the extent any act or service required of the MSO in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of dentistry or endodontics, the performance of said act or service by the MSO shall be deemed waived and forever unenforceable and the provisions of Section
15.14 shall be applicable.

         15.10 Events Excusing Performance. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

         15.11 Compliance with Applicable Laws.  Both parties shall
comply   with  all  applicable  Laws  and  restrictions   imposed
thereunder in the conduct of their obligations under this Agreement.

         15.12 Language Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         15.13 Amendments. This Agreement may be amended only by the written consent of both parties.

         15.14 Severability. In the event any provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court, and
(ii) the remaining provisions of this Agreement shall continue in full force and effect.

         15.15 No Waiver. The waiver by either party to this Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the other or future defaults under this Agreement.

         15.16 Captions. Captions to paragraphs in this Agreement are for ease of reference, and shall not be considered an interpretation of the paragraph.

          15.17 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.


                  INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                  NEW PC:

                                  RODNEY A. GRAY, D.D.S., M.S., LTD.



                                  By:  /s/ Rodney A. Gray
                                  Name: Rodney A. Gray
                                  Title:   President


                              MSO:

                                      OMEGA    ORTHODONTICS    OF
RENO, INC.



                                  By:  /s/ Robert J. Schulhof
                                  Name:  Robert J. Schulhof
                                  Title: President


                                  OMEGA:
                                  OMEGA ORTHODONTICS, INC.



                                  By:  /s/ Robert J. Schulhof
                                  Name:  Robert J. Schulhof
                                  Title: President

        SCHEDULE 1

        THE ENDODONTISTS



Name and Address

Rodney A. Gray, D.D.S.
4101 Caughlin Square - Suite 2
Reno, Nevada 89509

                         SCHEDULE 2

               ENDODONTIC OFFICES AND SERVICES


The office space and related leasehold improvements which the MSO will provide to the New PC pursuant to Section 2.2 of the Management Services Agreement to which this Schedule 2 is attached are
located  at  4101 Caughlin Square, Suite 2, Reno, Nevada   89509.
The  related  fixtures, furniture, furnishings and equipment  are
set  forth  on  the  attached asset list.   The  services  to  be
provided by the MSO to the New PC in relation to the Endodontic Offices are the repair, maintenance and replacement of the
Endodontic   Offices,  including  such  leasehold   improvements,
fixtures,  furniture,  furnishings  and  equipment,  except   for
repairs,   maintenance  and  replacement  necessitated   by   the
negligence of the New PC, its employees and agents (not including the MSO or its employees or agents). The MSO shall also provide telephone, facsimile transmission, printing, duplicating and transcribing services as needed, as well as all laundry, linen and uniforms.



                         SCHEDULE 3

               COMPENSATION - MANAGEMENT FEES


        The MSO shall receive, as compensation for the performance of all of its obligations and duties contained in the Agreement, (a) during the Term of this Agreement, monthly Management Fees in an amount equal to Sixty Five Percent (65%) of the Practice Revenues plus (b) during the first thirty six (36) months of this Agreement only, a monthly start up management fee in an amount equal to $8,333.33, and the New PC shall be entitled to Thirty
Five Percent (35%) of such monthly Practice Revenues, less the start up management fee during the first thirty six (36) months of this Agreement, except as the parties may otherwise agree from time to time in writing; provided, however, that in no event shall the MSO receive less than $200,000 in Management Fees (not including the start up management fees during the first thirty six (36) months of this Agreement) annually. At the end of each twelve (12) month period during the Term, the MSO shall provide the New PC with an unaudited internal accounting of the MSO
Expenses, prepared in accordance with the accrual method of accounting. If the MSO Expenses as reflected in such accounting as having been paid by the MSO are less than fifty (50%) percent of the Practice Revenues for such twelve month period, fifty
(50%) percent of such difference shall be returned by the MSO to the New PC as a profit incentive rebate (the "Rebate"). If such MSO Expenses are more than fifty (50%) percent of the Practice
Revenues for such twelve month period, fifty (50%) percent of such excess will be charged to the New PC and set off against payments due to the New PC hereunder. If the Agreement to which this Schedule 3 is attached is terminated or expires, the foregoing Management Fees (including any start up management fees) shall be payable to the MSO based on all Practice Revenue collected as of the date of termination or expiration.

        Payment to the MSO shall be made in monthly installments based on the Practice Revenues realized by the MSO for services rendered hereunder.  The MSO shall distribute the proceeds from the New PC
Account and allocate the proceeds between the MSO and the New  PC as  described above, on or before the 15th day of the  succeeding
month.   In the event the 15th day falls on a weekend or holiday,
then  said  distribution shall be made on the next business  day.
The parties hereto may agree to handle such matters in a different manner.

        For purposes of this Agreement, "Practice Revenues" shall mean gross collections of all revenues generated by or on behalf of
the   New   PC  (whether  through  subsidiaries  or  affiliates),
including, but not limited to, all fees and charges collected  as
a   result  of  professional  endodontic  services  furnished  to patients by the New PC and for any other goods or services sold or provided to such patients.





                          EXHIBIT A


              ENDODONTIC OFFICES - MASTER LEASE



        EXHIBIT B

        PRACTICE PROVIDERS

Rodney A. Gray, D.D.S.
4101 Caughlin Square - Suite 2
Reno, Nevada  89509

                          EXHIBIT C

                     New PC'S AFFIDAVIT


                          AFFIDAVIT

        I, Rodney A. Gray, D.D.S., declare:

        I am an endodontist, duly licensed in the State of Nevada and I practice through a professional corporation under the name Rodney
A. Gray, D.D.S., M.S., Ltd. (the "New PC").

        I have had substantial experience in the practice of endodontics and in managing and operating an endodontic office.

        In the course of operating endodontic offices, I have acquired significant knowledge as to the overhead costs incurred and gross receipts generated by similar types of endodontic offices. Further, I am fully aware of the non-endodontic, operational,
accounting,   billing,   financing,  management   and   personnel
requirements of an endodontic office and the cost factors involved in providing such management, personnel, accounting, billing, financing and operation.

        I have thoroughly reviewed the Management Services Agreement (the "Agreement"), which is effective as of January 1, 1998, between the  New  PC  and  Omega Orthodontics of Reno, Inc.  (the  "MSO")
concerning   the   duties,   responsibilities   and   obligations
undertaken by the MSO in managing and operating all non-endodontic aspects of the Endodontic Office as contemplated by the Agreement.

        I have reviewed the prior operating financial statements of the endodontic office located at 4101 Caughlin Square - Suite 2,
Reno, Nevada 89509 and an operating budget and estimated income of the endodontic office, which, in my opinion, can reasonably be expected from the operation of said office.

        In my opinion, based upon my experience, the Management Fees of Sixty Five Percent (65%) of "Practice Revenues" to be charged by the MSO as contemplated by the Agreement (plus the monthly start up management fee of $8,333.33 payable during each of the first thirty six (36) months of the Agreement), will afford it a reasonable but not excessive return for its services rendered and obligations incurred. In addition, the Thirty Five Percent (35%) of "Practice Revenues" (less the start up management fees due during the first thirty six (36) months of this Agreement) retained by the New PC will provide reasonable earnings for the performance of endodontic services.

        I declare under penalty of perjury that the foregoing statement is true and correct to the best of my knowledge and belief.

        Executed at Reno, Nevada this ____  day of January 1998..

                                  ___________________________
                                  Rodney A. Gray, D.D.S.

                       STATE OF NEVADA

___________________, ss                      January ___, 1998


        Then personally appeared the above-named Rodney A. Gray, D.D.S. and acknowledged the foregoing Affidavit to be his free act and deed.


[SEAL]                            ____________________________
                                  Notary Public
                                  My Commission Expires:

                          EXHIBIT D

                     SECURITY AGREEMENT


                     SECURITY AGREEMENT


        THIS SECURITY AGREEMENT is effective as of the 1st day of January 1998, by Rodney A. Gray, D.D.S., M.S., Ltd., a Nevada corporation
(the "New PC"), and Rodney A. Gray, D.D.S. ("Dr. Gray") who is duly licensed to practice endodontics in the State and Omega
Orthodontics of Reno, Inc., a Delaware corporation (the "MSO") with reference to the following facts:

        WHEREAS, pursuant to a Management Services Agreement (the "Agreement"), dated as of the date hereof, between the New PC and the MSO, as assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to the Agreement and any funds advanced by the MSO to or on behalf of the New PC pursuant to the Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the New PC under the Agreement (collectively, the "Obligations") the New PC agreed to pledge, grant, bargain, assign and transfer to the MSO a security interest, pursuant to the Uniform Commercial Code of the State, in and to all Practice Revenue and the accounts receivable of patients of the New PC, together with all proceeds thereof (collectively, the "Collateral");

        WHEREAS, the New PC is obligated as a condition to the MSO's performance under the Agreement to execute and deliver this Security Agreement;

        NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

        1. Grant of Security Interest. As and for collateral security for payment by the New PC of the Obligations and any and all amounts payable under this Security Agreement (collectively, the "Secured Obligations"), the New PC hereby pledges, grants, bargains, assigns and transfers to the MSO, and grants to the MSO a security interest in, the Collateral. Dr. Gray shall cause the New PC to perform fully and on a timely basis all of the New PC's obligations under this Security Agreement. The MSO may at its option file a financing statement (Form UCC-1) in order to perfect its security interest hereunder.

        2. Representations and Warranties. The New PC represents and warrants all of the accounts receivable constituting a portion of the Collateral of the New PC pledged to the MSO are and will be validly created obligations of each of the obligors who incurred same for services actually rendered in the ordinary course of business of the New PC. Further, the New PC represents and warrants that the Collateral is not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person.

        3. Release of Security Interest. Upon the termination of the Agreement and payment in full of the accrued Management Fees thereunder and any and all other Secured Obligations, the MSO shall release its security interest hereunder, and will deliver to the New PC any property forming part of the Collateral delivered to the MSO and then held by the MSO hereunder.

        4. Realization of Collateral. The MSO shall have, with respect to the Collateral, the rights and obligations of a secured party under the Uniform Commercial Code as adopted in the state of Nevada (the "State"). Such rights shall include, without limitation, the following:

         A. The right, upon default, to have the Collateral, or any part thereof, transferred to its own name or to the name of its nominee;

         B. The right, upon default, to sell, assign or deliver as much of the Collateral as is reasonably necessary to repay the defaulted indebtedness (together with expenses attendant upon such sale and repayment), at public or private sale, as the MSO may elect, either for cash or on credit, without assumption of any credit risk and without demand or advertisement (unless otherwise required by law).

         C. The New PC hereby irrevocably authorizes the MSO to sign and file financing statements naming the New PC as the debtor and the  MSO  as the secured party, at any time with respect  to  any
Collateral,  without the signature of the New  PC.   The  New  PC
hereby irrevocably appoints the MSO as the New PC's attorney-in-fact, with full authority in the place and stead of the New PC and in the name of the New PC, from time to time in the MSO's discretion, to take any action and to execute any instrument which the MSO may deem necessary or advisable to accomplish the purposes hereof. The attorney-in-fact granted herein is coupled with  an interest and is irrevocable.  Third parties and entities and  persons not a party to this Security Agreement are  entitled to rely on this attorney-in-fact and an affidavit of the MSO attesting thereto. The acceptance of this appointment by the MSO shall not obligate it to perform any duty or covenant required to be performed by the New PC under or by virtue of the Collateral. Notwithstanding the foregoing power of attorney, the New PC shall at any time on the request of the MSO, sign Financing Statements, security agreements or other agreements with respect to any
Collateral.   Upon  the New PC's failure to sign  said  Financing
Statements, security agreements or other agreements, the MSO is authorized as the agent of the New PC to sign any such instruments. Upon the request of the MSO, the New PC agrees to pay all filing fees and to reimburse the MSO on demand for all costs and expenses of any kind (including, without limitation,
legal   fees)  incurred  in  any  way  in  connection  with   the
Collateral.

        5. Purchase of Collateral. At any such private or public sale of the Collateral or part thereof, the MSO may purchase and pay for the same by cancellation of such portion of the Obligations, equal to the purchase price and free of any right of redemption on the part of the New PC. The MSO agrees, however, that the New
PC shall have all rights, including rights of notice, provided by the Uniform Commercial Code as adopted in the State. In any case where notice is required, five days' notice shall be deemed reasonable notice. In the event of any sale hereunder, the MSO shall apply the proceeds in the order set forth below in Paragraph 6 hereof. The MSO may have resort to the Collateral or any portion thereof with no requirements on the part of the MSO to proceed first against any other person or property.

        6. Application of Collateral. Proceeds from the sale of the Collateral or any part thereof shall be applied by the MSO in the following order:

         A. To the payment of the costs and expenses of collection incurred by the MSO, including, without limitation, attorneys' fees and all other reasonable expenses, liabilities and costs incurred by the MSO in connection therewith;

         B. To the payment of the whole amount then owing and unpaid for advances and/or Management Fees;

         C. To the payment in full of all other Obligations of the New PC under the Agreement; and

         D. To the payment to the New PC of any surplus then remaining from such proceeds.

        7. Extension of Agreement. No Renewal or extension of the Agreement, no release or surrender of any Collateral given as security in connection therewith, and no delay in enforcement thereof or in exercising any right or power with respect thereto or hereunder shall affect the rights of the MSO with respect to the Collateral or any part thereof.

        8. Notices. Any notice to be given pursuant to this Agreement shall be deemed effective the same day when such notice is given personally, or by telegram, or electronic transmission to the President of the party to whom notice is being given. Notice by mail shall be deemed effective three days after deposit in the United States mail, and properly addressed with postage prepaid.

         Notices to the MSO shall be given at:

         Omega Orthodontics of Reno, Inc.
         c/o Omega Orthodontics, Inc.
         3621 Silver Spur Lane
         Acton, CA 93510
         Attn: Robert Schulhof


or other such addresses as may be delivered by the MSO to the New PC from time to time in writing.

         Notices to the New PC shall be given at:

         4101 Caughlin Square - Suite 2
         Reno, Nevada 89509
         Attn: Rodney A. Gray, D.D.S.


or other such addresses as may be delivered by the New PC to the MSO from time to time in writing.

        9. Waiver. The waiver by either party to this Security Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the
other  or  future defaults under this Agreement.   This  Security
Agreement may be amended or modified only by the written consent of both parties.

        10. Additional Documents. The New PC agrees that it will duly execute and deliver to the MSO any additional documents which may  be reasonably necessary to give effect fully to the security
interest  granted  to  the  MSO  hereunder,  including,   without
limitation, a financing statement on Form UCC-1.

        11. Benefit. This Security Agreement shall inure to the benefit of and shall be binding upon the respective heirs, successors and assigns of the parties hereto.

        12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

        13.   Defined Terms.   Capitalized terms used in this Security
Agreement which are not defined herein but which are defined in the Agreement, shall have the respective meanings ascribed therein.

        14. Counterparts. This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.


NEW PC:                                MSO:

RODNEY A. GRAY, D.D.S., M.S., LTD.                OMEGA ORTHODONTICS OF
                                       RENO, INC.


By:____________________________
By:__________________________
Name: Rodney A. Gray                              Name:  Robert J.
Schulhof
Title:  President                                 Title:  President


DR. GRAY


_______________________________
Rodney A. Gray, D.D.S.

        EXHIBIT E


        ALTERNATIVE DISPUTE RESOLUTION PROCEDURES


A.  Method of Invoking ADR Procedures

        1. These procedures may be invoked by any party to an agreement which incorporates these procedures by giving written notice to the other of the dispute and designating a person with decision-making authority (the "representative") to act on behalf of the disputing party regarding the dispute. The other party shall be required to respond to the disputing party's notice within five (5) business days by designating in writing its own representative. A party may choose more than one person to represent it. If a party appoints only one representative, one or more of its officers may nonetheless attend such meetings.

        2. The parties, each acting through its representative, shall meet at a mutually acceptable time and place within five business days after the non-disputing party designates its representative to the other. At that meeting, the parties shall attempt in good faith to negotiate a resolution of the dispute, or failing that, to agree on a method for resolving the claim or dispute.

        3. If, within ten (10) business days after the first meeting or within such longer period of time as the parties may mutually agree, the parties have not succeeded in negotiating a resolution of the claim or dispute or agreeing on a dispute resolution mechanism, they shall submit the dispute to mediation in accordance with the procedures set forth herein.

        4. The parties will jointly appoint a mutually acceptable mediator to mediate the dispute. If the parties are unable to agree on a mutually acceptable mediator within five (5) days after the conclusion of the negotiations described in paragraph 3 above, then the parties shall select a neutral third party from the Center for Public Resources, New York, New York ("CPR")
Panels of Neutrals or the American Arbitration Association
("AAA"), with the assistance of CPR or AAA, unless the parties agree otherwise in finding a mutually acceptable mediator.

        5. The New PC and the MSO shall each bear 50% of the fees and costs of the mediator and any fees and costs of CPR or AAA.

        6. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty
(30) days from appointment of a mediator by any of the parties or the CPR or AAA.



B.      Mediation procedures

        1.    The mediator shall be neutral and impartial.

        2. The mediator shall control the procedural aspects of the mediation. The parties will cooperate fully with the mediator.


                  (a) The mediator is free to meet and communicate separately with each party.

                  (b) The mediator will decide when to hold joint meetings with the parties and when to hold separate meetings. There shall be no stenographic record of any meeting. Formal rules of evidence will not apply.

                  (c) The mediator may request that there be no direct communication between the parties or between their attorneys without the concurrence of the mediator.

        3. Each party may be represented by more than one person, e.g., one or more of its officers and an attorney. Each party will have a representative fully authorized to negotiate a settlement of the dispute present.

        4.    The process will be conducted expeditiously.

        5. The mediator will not transmit information received from any party to another party or any third person unless authorized to do so by the party transmitting the information.

        6. The entire process is confidential. The parties and the mediator will not disclose information regarding the process, including settlement terms, to third persons, unless the parties otherwise agree. The process shall be treated as a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence.

        7. The parties will refrain from pursuing administrative and/or judicial remedies during the mediation process, except as otherwise expressly provided in the agreement which incorporates these procedures.

        8. Unless all parties and the mediator otherwise agree in writing,

                  (a) The mediator will be disqualified as a witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation (including any investigation, action or proceeding which involves persons not party to this mediation); and

                  (b) The mediator and any documents and information in the mediator's possession will not be subpoenaed in any such investigation, action or proceeding, and all parties will oppose any effort to have the mediator and documents subpoenaed.

        9. If the dispute goes into arbitration, the mediator shall not serve as an arbitrator, unless the parties and the mediator otherwise agree in writing.

        10. The mediator, if a lawyer, may freely express views to the parties on the legal issues of the dispute.

        11. The mediator shall not be liable for any act or omission in connection with the mediation.

        12. The mediator may withdraw at any time by written notice to the parties (i) for overriding personal reasons, (ii) if the mediator believes that a party is not acting in good faith, or
(iii) if the mediator concludes that further mediation efforts would not be useful.

C.      Binding Arbitration

        If the parties do not resolve the dispute through mediation within the period provided in Part A above, the parties shall submit the matter to binding arbitration in Boston, Massachusetts before a qualified sole arbitrator in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes or comparable AAA rules. The sole arbitrator shall be agreed upon by the parties within twenty (20) days after either party elects to submit any issue to arbitration or, failing that, shall be selected by CPR or AAA. A qualified arbitrator is one who is familiar with the principal subject matter of the issues to be arbitrated such as by way of example, healthcare services industry matters, management consulting services generally or business law/corporate matters generally. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall not have the authority to award multiple, punitive or consequential damages under any circumstances.